               IRREVOCABLE POWER OF ATTORNEY AND CUSTODY AGREEMENT



Robert W. Hall
Ezra P. Mager
As Attorneys-in-Fact
c/o Cross-Continent Auto Retailers, Inc.
1201 S. Taylor Street
Amarillo, TX  79101

Cross-Continent Auto Retailers, Inc.
As Custodian
1201 S. Taylor Street
Amarillo, TX  79101

Dear Sirs:

          The undersigned shareholder(s) of Cross-Continent Auto Retailers, Inc., a Delaware corporation (the "Company"), contemplates that the undersigned stockholders of the Company (the undersigned stockholders being hereinafter collectively called the "Selling Stockholders") may sell issued and outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), to certain Underwriters (as defined below), pursuant to the over-allotment option described in Section 3 of the Underwriting Agreement referred to below, in connection with a registered initial public offering of the Common Stock (the "Offering"). The undersigned also understands that the Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (the "Registration Statement") (File No. 333-06585) to register the shares of Common Stock (the "Shares") to be sold by the Selling Stockholders in the Offering under the Securities Act of 1933, as amended (the "Securities Act").

          The undersigned, by executing and delivering this Irrevocable Power of Attorney and Custody Agreement (the "Agreement"), confirms the undersigned's willingness to sell the aggregate number of shares of Common Stock set forth next to the undersigned's name on Appendix A hereto (or such other lesser number of shares of Common Stock, as determined by the Attorneys-in Fact (as defined below) in accordance herewith) (collectively, the "Shares") to the Underwriters and to deposit such Shares with the Company, acting in its capacity as Custodian hereunder (the "Custodian"), all as hereinafter provided.

          The undersigned hereby acknowledges receipt of (i) a draft of an underwriting agreement dated August __, 1996 (the "Underwriting Agreement"), among the Company, the

Selling Stockholders (acting by their attorneys-in-fact) and the Underwriters listed on Schedule I thereto (the "Underwriters") relating to the Offering of Common Stock to be purchased by the Underwriters from the Company and the Selling Stockholders, and (ii) a conformed copy (without exhibits) of the original Registration Statement and all amendments thereto through the date of execution hereof. The undersigned understands that the Underwriting Agreement is subject to revisions before execution, with such changes as the Attorneys-in-Fact referred to below deem appropriate (including with respect to the number of Shares of Common Stock to be sold), and that the Registration Statement has not yet become effective under the Securities Act and is subject to amendment.

          To induce the Underwriters to enter into the Underwriting Agreement with the Company and the Selling Stockholders and to secure their performance, the undersigned agrees, for the benefit of the other Selling Stockholders, the Underwriters and the Company, as follows:

          (1) APPOINTMENT OF ATTORNEYS-IN-FACT; GRANT OF AUTHORITY. For purposes of effecting the sale of the Shares pursuant to the Underwriting Agreement, the undersigned hereby irrevocably makes, constitutes and appoints Robert W. Hall and Ezra P. Mager, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned (each, an "Attorney-in-Fact" and, collectively, the "Attorneys-in-Fact"), each with full power and authority (except as provided below) to act hereunder, individually, collectively, or through duly appointed successor attorneys-in-fact, in his or their sole discretion (it being understood and agreed that the Attorneys-in-Fact may, unless otherwise specified herein, act individually and, where collective action is specified, act collectively by and through the joint action of each of them, and that each of them may duly appoint successor attorneys-in-fact and delegate to them any and all of their powers hereunder), all as hereinafter provided, in the name of and for and on behalf of the undersigned, as fully as could the undersigned if present and acting in person, with respect to all matters in connection with the execution and delivery of the Underwriting Agreement and the registration and sale of the Shares in the Offering including, but not limited to, the power and authority to:

               (a) authorize and direct the Custodian and any other person or entity to take any and all actions as may be necessary or deemed to be advisable by the Attorneys-in-Fact or either of them to effect the sale, transfer and disposition of the undersigned's Shares in, and in connection with, the Offering (including without limitation to determine the number of Shares of the undersigned to be sold (which may differ from the amount set forth in the Registration Statement and draft Underwriting Agreement reviewed by the undersigned) and the price at which such Shares will be sold to the Underwriters (which shall be the same price per Share as is paid by the

          Underwriters to the Company pursuant to the Underwriting Agreement)), on such terms and conditions, except as set forth below, as the Attorneys-in-Fact or either of them may, in their sole discretion, determine;

               (b) execute and deliver the Underwriting Agreement, substantially in the form of the draft dated August __, 1996, with such changes therein as the Attorneys-in-Fact or either of them, in their sole discretion, except as set forth below, may determine, the execution and delivery of such Underwriting Agreement by either Attorney-in-Fact to be conclusive evidence with respect to their approval thereof, and carry out and comply with each and all of the provisions of the Underwriting Agreement;

               (c) arrange for, prepare or cause to be prepared an amendment or amendments to the Registration Statement and take all actions as may be necessary or deemed to be desirable with respect to the Registration Statement, including, without limitation, the execution, acknowledgment and delivery of all such certificates, reports, assurances, documents, letters and consents, as may be necessary or deemed to be desirable in connection therewith, and execute, acknowledge and deliver any and all certificates, assurances, reports, documents, letters and consents to the Commission, appropriate authorities of states or other jurisdictions, the Underwriters or legal counsel, which may be required or appropriate in connection with the registration of the Shares under the Securities Act or the securities or blue sky laws of the various states and jurisdictions or to facilitate sales of the Shares including, but not limited to (i) a request for acceleration of the effective date of the Registration Statement and (ii) any representations to the Commission necessary to facilitate effectiveness of the Registration Statement;

               (d) retain legal counsel, as appropriate, in connection with any and all matters referred to herein (which counsel may, but need not, be counsel for the Company) to represent the Selling Stockholders in connection with the transactions referred to in the Underwriting Agreement and this Agreement;

               (e) agree with the Company and the other Selling Stockholders upon the allocation of the expenses of the Offering, and upon the mutual indemnification of the Company, the Underwriters and the Selling Stockholders, including the undersigned and the Attorneys-in-Fact (it being understood and agreed that the Attorneys-in-Fact or either of them may be Selling Stockholders in the Offering) as set forth in the Underwriting Agreement, this Agreement or in any other agreement or instrument;

               (f) endorse (in blank or otherwise) on behalf of the undersigned the certificates for Shares to be sold by the undersigned to the Underwriters, or a stock power or stock powers attached to such certificates; and

               (g) take or cause to be taken any and all further actions, and execute and deliver, or cause to be executed and delivered, any and all such agreements (including, but not limited to, the Underwriting Agreement and any and all documents, instruments and certificates as may be necessary or deemed to be advisable in connection therewith), instruments, documents, certificates and share powers, with such changes as the Attorneys-in-Fact or either of them may, in their sole discretion, approve (such approval to be evidenced by their signature thereof) as may be necessary or deemed to be desirable by the Attorneys-in-Fact or either of them to effectuate, implement and otherwise carry out the transactions contemplated by the Underwriting Agreement and this Agreement, or as may be necessary or deemed to be desirable in connection with the registration of the Shares pursuant to the Securities Act or the sale of the Shares to the Underwriters;

     PROVIDED, HOWEVER, that the Attorneys-in-Fact shall act collectively insofar as their actions shall concern (i) the determination of the number of Shares to be sold by Selling Stockholders in the Offering, (ii) the determination of or any change in or modification of any material terms and conditions of the Offering, including, but not limited to, any determination with respect to the pricing, timing or provision of indemnification in connection with the Offering, (iii) determinations with respect to any allocation of Shares to be sold by Selling Stockholders in the Offering and (iv) allocation of any expenses to Selling Stockholders; PROVIDED FURTHER, HOWEVER, that actions with respect to (iii) or (iv) may not be made in any manner other than ratably based on the relative number of Shares set forth with respect to the Selling Stockholders on Appendix A without the prior consent of each Selling Shareholder. The Attorneys-in-Fact shall treat equitably all Selling Stockholders for whom the Attorneys-in-Fact are acting.

          (2) IRREVOCABILITY. The undersigned has conferred and granted the power of attorney and all other authority contained herein in consideration of the Company's, the other Selling Stockholders' and the Underwriters' proceeding with, and for the purpose of completing, the transactions contemplated by the Underwriting Agreement. Therefore, the undersigned hereby agrees that all power and authority hereby conferred is coupled with an interest and is irrevocable; and to the fullest extent not prohibited by law shall not be terminated by any act of the undersigned or by operation of law or by the occurrence of any event whatsoever, including, without limitation, the death, incapacity, dissolution, liquidation, termination, bankruptcy, dissolution of marital relationship or insolvency of the undersigned or any similar event. If, after the execution of this Agreement, any such event shall occur before the completion of the transactions contemplated by the Underwriting Agreement and this Agreement, the Attorneys-in-Fact and the Custodian are nevertheless authorized and directed to complete all of such transactions, including the delivery of the certificates for the Shares to be sold to the Underwriters, as if such event had not occurred and regardless of notice thereof.

          (3) DEPOSIT AND DELIVERY OF SHARES. The undersigned hereby appoints the Company as Custodian to hold the Shares and to dispose of them in accordance with the instructions of the Attorneys-in-Fact or either of them and as set forth herein, with full power in the name of, and for and on behalf of, the undersigned.

               (a) If stock certificates with respect to the Shares are in the undersigned's possession, the undersigned hereby agrees to deliver herewith and deposit such certificates with the Custodian, together with an irrevocable stock power duly executed in blank.

               (b) If any Shares are to be delivered to the Custodian by someone other than the undersigned, the undersigned hereby agrees to deliver to and deposit with the Custodian an irrevocable stock power duly executed in blank.

               (c) The Attorneys-in-Fact and each of them hereby agree to instruct The Bank of New York to issue certificates for all of the Shares and to deliver such certificates to the Custodian or, in the alternative, to make an appropriate book entry transfer of such Shares to the account of the Custodian.

               (d) The undersigned authorizes and directs the Custodian to deliver to the Underwriters such Shares as may be designated in written instructions from either Attorney-in-Fact and to deliver, or cause to be delivered, certificates representing such Shares to the Underwriters on the Option Closing Date referred to in the Underwriting Agreement against receipt of payment (payable to the Custodian) therefor.

               (e) The undersigned hereby authorizes and directs the Attorneys-in-Fact and each of them and the Custodian to issue appropriate receipts to the Underwriters, for the full amount of net proceeds, in the name of the undersigned as payee.

          (4) THE CUSTODIAN. The Custodian's execution of this Agreement shall constitute the acceptance by the Custodian of the agency herein conferred, and shall evidence its agreement to carry out and perform its duties under this Agreement in accordance with the provisions hereof, subject, however, to the following terms and conditions, which all parties hereto agree shall govern and control the rights, duties and immunities of the Custodian:

               (a) The Custodian shall have no duties except those expressly set forth herein and shall not be liable except for commission of gross negligence or willful misconduct in the performance of such duties of the Custodian as are specifically set out herein. The Custodian shall not be responsible for the performance of the powers of attorney contained herein by any party hereto, or for the interpretation of any of the provisions of such powers of attorney, or for the failure or inability of any other party hereto, or anyone else, to deliver moneys or certificates for Common Stock or other property to it or otherwise to honor any provision hereof.

               (b) If a controversy arises between two or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the Custodian shall deliver the certificates for the Shares or any funds held by it, or as to any other matter arising out of or relating hereto or to the property held by it hereunder, the Custodian shall not be required to determine the same and need not make any delivery of the property or any portion thereof but may retain it until the rights of the parties to the dispute shall have finally been determined by agreement or by final order of a court of competent jurisdiction, PROVIDED, HOWEVER, that the time for appeal from any such final order shall have expired without an appeal having been made. The Custodian shall deliver the property or any portion thereof within 15 days after it has received written notice of any such agreement or final order (accompanied by an affidavit that the time for appeal has expired without an appeal having been made). The Custodian shall be entitled to assume that no such controversy has arisen unless it has received a written notice that such a controversy has arisen which refers specifically to this Agreement and identifies by name and address the adverse claimants to the controversy.

               (c) The Custodian will acknowledge in writing receipt by physical delivery of any certificates representing any Shares when such certificates are received.

          (5) REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Each of the undersigned represents, warrants and agrees that:

               (a) All authorizations and consents, including, but not limited to, any releases necessary for the execution, delivery and performance by the undersigned of this Agreement and for the sale and delivery of the Shares to the Underwriters have been obtained and are in full force and effect, and the undersigned has full right, power and authority to enter into and perform the Underwriting Agreement and this Agreement and to sell, transfer and deliver the Shares to the Underwriters. This Agreement, upon execution and delivery by the undersigned, and the Underwriting Agreement, upon execution and delivery by the undersigned or on behalf of the undersigned by one or more of the Attorneys-in-Fact, will constitute valid and binding agreements of the undersigned in accordance with their respective terms.

               (b) The undersigned has read the draft of the Underwriting Agreement referred to above and understands the same, and agrees that the representations and warranties ascribed to the undersigned as set forth in Section 2 of the Underwriting Agreement are incorporated by reference herein, are true and correct on the date hereof and will be true and correct on the Closing Date referred to in the Underwriting Agreement with respect to the Offering, and authorizes the Attorneys-in-Fact, acting on behalf of the undersigned, to confirm the truth and accuracy of such representations and warranties in connection with the consummation or implementation of the transactions contemplated by the Underwriting Agreement and this Agreement. The undersigned acknowledges that the representations, warranties and obligations made or undertaken by the undersigned herein shall survive the conclusion of the Offering and are in addition to, and not in limitation of, the representations, warranties and obligations made or undertaken, or to be made or undertaken, on the part of the undersigned in the Underwriting Agreement, as the same may be executed, delivered and amended.

               (c) The undersigned has not taken and will not take, directly or indirectly, any action intended to constitute or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Common Stock, and, to assure compliance with Rule 10b-6 under the Securities Exchange Act of 1934, the undersigned will not make bids for or purchases of, or induce bids for or purchases of, directly or indirectly, any Shares of Common Stock until the distribution of all Shares being sold in the Offering has been completed; the undersigned has not and will not distribute any prospectus or other offering material in connection with the Offering and sale of the Shares other than the then current prospectus filed with the Commission or other material permitted by the Securities Act.

               (d) The foregoing representations, warranties and agreements are for the benefit of and may be relied upon by the Attorneys-in-Fact, the Company, the other Selling Stockholders, the Underwriters and their respective legal counsel. The undersigned agrees that the representations, warranties and agreements herein contained shall also be true and correct and in full force and effect on the effective date of the Registration Statement and the Option Closing Date referred to in the Underwriting Agreement. The undersigned will immediately notify the Attorneys-in-Fact and the Company of any default under or breach of this Agreement (or of any event which, with notice or the lapse of time or both, would constitute such a default or breach), and in the event any representation or warranty contained herein shall not be true or correct; PROVIDED, HOWEVER, that nothing contained herein shall in any way affect the obligations of the undersigned hereunder and under the Underwriting Agreement to maintain such representations and warranties as true and correct and in full force and effect through the Option Closing Date.

               (e) The undersigned acknowledges that the success of the Offering is largely dependent upon factors not within the Company's control, such as participation and cooperation by other Selling Stockholders, market conditions, the Commission and Blue Sky matters, and other factors within the discretion of the Underwriters. It is therefore understood that the Company shall not be obligated to complete the Offering, except under such circumstances as the Company deems appropriate and desirable, and the Company shall not be liable to the undersigned for any failure to complete the Offering. This Agreement will terminate in the event that the Option Closing Date does not occur on or prior to November 15, 1996, unless this Agreement is extended by the parties hereto in writing.

          (6) PAYMENT. The undersigned hereby authorizes and directs the Attorneys-in-Fact or either of them to take such action as may be required to provide for the distribution to the undersigned of the proceeds of the Offering (net of the reserve for undersigned's share of expenses of the Offering as described below) owing to the undersigned in connection therewith, such payment to be made in immediately available funds or such other manner as the Attorneys-in-Fact or either of them shall determine.

          Before remitting any proceeds of the sale of the Shares to the undersigned, the Attorneys-in-Fact are authorized and empowered to reserve from the proceeds allocable to the undersigned in respect of Shares sold by the undersigned an amount determined by the Attorneys-in-Fact to be sufficient to pay the undersigned's share of all expenses of the Selling Stockholders. The Selling Stockholders' expenses shall include only those items of expense set forth in Section 8 of the Underwriting Agreement and the Attorneys-in-Fact are authorized to pay such expenses from the amount reserved for such purpose. After payment of any such expenses from the reserve, the Attorneys-in-Fact will prepare a written itemization of the expenses and remit to the undersigned his proportionate share of the balance as well as the itemization. To the extent expenses exceed the amount reserved, the Selling Stockholders shall remain liable for their proportionate share of such expenses.

          (7) OWNERSHIP OF STOCK. Subject to the terms hereof, until payment of the purchase price for the Shares being sold by the undersigned pursuant to the Underwriting Agreement has been made by or for the account of the Underwriters, the undersigned shall remain the owner of the Shares and shall have all rights thereto, including the right to receive any and all dividends and distributions thereon which are not inconsistent with this Agreement. However, until such payment in full has been made or until the Underwriting Agreement has been terminated, the undersigned agrees that the undersigned will not give, sell, pledge, hypothecate, grant any lien on or security interest in, transfer, deal with or contract with respect to the Shares or any interest therein, except to the Underwriters pursuant to the Underwriting Agreement.

          (8) RELEASE. The undersigned hereby agrees to release the Attorneys-in-Fact and each of them and the Custodian from any and all liabilities, joint or several, to which they may become subject insofar as such liabilities (or action in respect thereof) arise out of or are based upon any action taken or omitted to be taken by the Attorneys-in-Fact or the Custodian pursuant hereto, except if such liabilities shall result from the bad faith of the Attorneys-in-Fact or the Custodian. This paragraph shall survive termination of this Agreement.

          (9) TERMINATION. If the Underwriting Agreement shall not be entered into on behalf of the undersigned, or if it shall not become effective pursuant to its terms, or if it shall be terminated pursuant to its terms, or if the Shares agreed to be sold as contemplated by the Underwriting Agreement are not purchased and paid for by the Underwriters on or before November 15, 1996, then after such date the undersigned shall have the power, on written notice to each of the Attorneys-in-Fact and the Custodian, to terminate this Agreement, subject, however, (i) to Section
     (8) hereof, (ii) to the payment of all expenses incurred by or on behalf of the undersigned, and (iii) to all lawful action of the Attorneys-in-Fact and the Custodian done or performed pursuant hereto prior to actual receipt of such notice, and thereafter the Attorneys-in-Fact and the Custodian shall have no further responsibilities or liabilities to the undersigned except to redeliver to the undersigned the Shares held in custody by book entry or otherwise.

          (10) NOTICES. Any notice required to be given pursuant to this Agreement shall be deemed given if in writing and delivered in person, or if given by telephone, telecopy or facsimile if subsequently confirmed by letter, (i) to Robert W. Hall and Ezra P. Mager, as Attorneys-in-Fact, c/o Cross-Continent Auto Retailers, Inc., 1201 South Taylor Street, Amarillo, Texas 79101, (ii) to Cross-Continent Auto Retailers, Inc., as Custodian, 1201 South Taylor Street, Amarillo, Texas 79101, or to such other address as the Custodian shall have specified in a written notice duly given to the undersigned, or (iii) to the undersigned at the address set forth in the Company's records.

          (11) APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, AND THIS AGREEMENT SHALL INURE TO THE BENEFIT OF, AND SHALL BE BINDING UPON, THE UNDERSIGNED AND THE UNDERSIGNED'S HEIRS, EXECUTORS, ADMINISTRATORS, SUCCESSORS AND ASSIGNS, AS THE CASE MAY BE.

          (12) COUNTERPARTS. This Agreement may be signed in any number of counterparts, each executed counterpart constituting an original but all together constituting only one instrument.

          This Irrevocable Power of Attorney and Custody Agreement shall be
effective as of September [      ], 1996.


                              Very truly yours,

                              Bill A. Gilliland


                              ______________________________
                                        (signature)


WHEN SIGNING AS AN OFFICER OF
A CORPORATION, PARTNER OF A
PARTNERSHIP, TRUSTEE OF A TRUST,
GUARDIAN OF A MINOR CHILD, OR
CUSTODIAN UNDER THE UNIFORM
GIFT TO MINORS ACT, PLEASE
INDICATE TITLE AS SUCH AND
PROVIDE DOCUMENTATION EVIDENCE
OF THE AUTHORITY OF PERSON
SIGNING.

FOR CERTIFICATES HELD BY JOINT
TENANTS OR AS COMMUNITY PROPERTY,
ALL NAMED HOLDERS MUST SIGN.

          This Irrevocable Power of Attorney and Custody Agreement shall be
effective as of September [      ], 1996.


                              Twenty-Two Ten, Ltd., a Texas Partnership

                              By:  Twenty-Two Ten Management Co., Inc.,
                                    Corporate General Partner


                                   By:___________________________
                                      Name:  Robert W. Hall
                                      Title:


WHEN SIGNING AS AN OFFICER OF
A CORPORATION, PARTNER OF A
PARTNERSHIP, TRUSTEE OF A TRUST,
GUARDIAN OF A MINOR CHILD, OR
CUSTODIAN UNDER THE UNIFORM
GIFT TO MINORS ACT, PLEASE
INDICATE TITLE AS SUCH AND
PROVIDE DOCUMENTATION EVIDENCE
OF THE AUTHORITY OF PERSON
SIGNING.

FOR CERTIFICATES HELD BY JOINT
TENANTS OR AS COMMUNITY PROPERTY,
ALL NAMED HOLDERS MUST SIGN.

          This Irrevocable Power of Attorney and Custody Agreement shall be
effective as of September [      ], 1996.


                              Benji Investments, Ltd., a Texas Limited
                               Partnership

                              By:  Benji Management Co., Inc.,
                                     Corporate General Partner


                                   By: __________________________
                                       Name:  Emmett M. Rice, Jr.
                                       Title:


WHEN SIGNING AS AN OFFICER OF
A CORPORATION, PARTNER OF A
PARTNERSHIP, TRUSTEE OF A TRUST,
GUARDIAN OF A MINOR CHILD, OR
CUSTODIAN UNDER THE UNIFORM
GIFT TO MINORS ACT, PLEASE
INDICATE TITLE AS SUCH AND
PROVIDE DOCUMENTATION EVIDENCE
OF THE AUTHORITY OF PERSON
SIGNING.

FOR CERTIFICATES HELD BY JOINT
TENANTS OR AS COMMUNITY PROPERTY,
ALL NAMED HOLDERS MUST SIGN.

          This Irrevocable Power of Attorney and Custody Agreement shall be
effective as of September [      ], 1996.


                              KAPL, Ltd., a Texas Limited Partnership

                              By:  KAPL Management Co., Inc.,
                                    Corporate General Partner


                                   By: __________________________
                                       Name:  Jerry Pullen
                                       Title:


WHEN SIGNING AS AN OFFICER OF
A CORPORATION, PARTNER OF A
PARTNERSHIP, TRUSTEE OF A TRUST,
GUARDIAN OF A MINOR CHILD, OR
CUSTODIAN UNDER THE UNIFORM
GIFT TO MINORS ACT, PLEASE
INDICATE TITLE AS SUCH AND
PROVIDE DOCUMENTATION EVIDENCE
OF THE AUTHORITY OF PERSON
SIGNING.

FOR CERTIFICATES HELD BY JOINT
TENANTS OR AS COMMUNITY PROPERTY,
ALL NAMED HOLDERS MUST SIGN.

          Robert W. Hall hereby accepts the appointment as Attorney-in-Fact pursuant to the foregoing Irrevocable Power of Attorney and Letter Agreement, and agrees to abide by and act in accordance with the terms of said agreement.

Dated:  September __, 1996


                              ______________________________
                                        Robert W. Hall

          Ezra P. Mager hereby accepts the appointment as Attorney-in-Fact pursuant to the foregoing Irrevocable Power of Attorney and Letter Agreement, and agrees to abide by and act in accordance with the terms of said agreement.

Dated:  September __, 1996


                              ______________________________
                                        Ezra P. Mager

          Cross-Continent Auto Retailers, Inc. hereby agrees to act as Custodian pursuant to the foregoing Irrevocable Power of Attorney and Letter Agreement, and agrees to abide by and act in accordance with the terms of said agreement.


Dated:  September __, 1996

                              CROSS-CONTINENT AUTO RETAILERS, INC.



                              By: _______________________________
                                  Name:
                                  Title:

                                   APPENDIX A



                                                                     Number of
                                                                    Firm Shares
     Selling Shareholder                                            To Be Sold
     -------------------                                            -----------

Bill A. Gilliland . . . . . . . . . . . . . . . . . . . . . . .      388,631
Twenty-Two Ten, Ltd., a Texas limited partnership . . . . . . .       97,020
Benji Investments, Ltd., a Texas limited partnership. . . . . .       56,779
KAPL, Ltd., a Texas limited partnership . . . . . . . . . . . .        8,820

                                                                    -----------
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      551,250